UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 12, 2024

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Lowell Farms Inc.

(Exact name of registrant as specified in its charter)

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British Columbia, Canada	000-56254	00-0000000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19 Quail Run Circle – Suite B

Salinas, California 93907

(Address of Principal Executive Offices) (Zip Code)

(831) 998-8214

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

On January 12, 2024, Cypress Holding Company, LLC (“Cypress”), a wholly owned subsidiary of Lowell Farms Inc. (the “Company”), surrendered possession of approximately 10 acres of real property at 139 Zabala Road, Salinas, California (the “Zabala Road Property”) leased by Cypress pursuant to a Lease Agreement dated April 1, 2017 (the “Zabala Road Lease”) with Tinhouse, LLC, dba Tinhouse Partners, LLC, as landlord (the “Landlord”). Prior to vacating the premises on January 12, 2024, the Company had operated a cultivation facility, which includes four greenhouses totaling approximately 255,000 square feet, on the Zabala Road Property.

As previously announced, in January 2023, the Company’s Board of Directors formed a strategic alternatives special committee of independent directors to explore, review and evaluate strategic and financial alternatives. As part of these efforts, the Company entered into negotiations with the Landlord to restructure the terms of the Zabala Road Lease, which provided for an expiry date of December 31, 2027, subject to five 5-year extension options exercisable by Cypress.

In September 2023, the Company and the Landlord reached a settlement amending the terms of the Zabala Road Lease and reaching agreement on all rent-related issues. The Landlord terminated the Zabala Road Lease via a letter dated October 6, 2023, which was served by its counsel on the Company on October 10, 2023. In October 2023, the Company filed a lawsuit for breach of contract and specific performance against the Landlord to enforce the settlement terms. The Landlord filed counterclaims and an unlawful detainer action against the Company, claiming damages of more than $36 million, which the Landlord claims are based on an analysis of accelerated rent due through the end of the term of the Zabala Road Lease, along with attorney’s fees, improvements, and other undefined costs.

The Company intends to vigorously defend itself against the claims made by the Landlord. However, no assurance can be provided as to whether or not the Company will prevail, and it may be required to pay significant monetary damages.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.02 is incorporated by reference.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth in Item 1.02 is incorporated by reference.

Item 7.01. Regulation FD Disclosure.

The press release attached hereto as Exhibit 99.1 is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description

99.1	Press Release dated January 17, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lowell Farms Inc.

Date: January 17, 2024	By:	/s/ Tessa O'Dowd
Tessa O'Dowd
Interim Chief Financial Officer